MANDALAY MEDIA, INC.
AMENDMENT TO 2007 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

This Amendment (the “Amendment”) to the Mandalay Media, Inc. (the “Company”) 2007 Employee, Director and Consultant Stock Plan (the “Plan”), is hereby effective as of February 12, 2008. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

WHEREAS, the Company enacted the Plan in accordance with the purposes set forth therein;

WHEREAS, Section 31 of the Plan reserves to the Company’s board of directors (the “Board”) the power in its discretion to amend the Plan at any time and from time to time subject to applicable law and the rights of the Participants on the date of such action;

WHEREAS, the Board deems it appropriate to amend the Plan to increase the aggregate number of Shares which may be issued from time to time pursuant to the Plan from three million (3,000,000) shares to seven million (7,000,000) shares; and

WHEREAS, the Board deems it appropriate to amend the Plan to increase the maximum number of Shares with respect to which Stock Rights may be granted to any Participant in any fiscal year from five hundred thousand (500,000) to six hundred thousand (600,000).

NOW, THEREFORE, the Plan is hereby amended as set forth below:

1. Section 3(a) of the Plan is hereby amended by deleting “three million (3,000,000)” from the second line thereof and inserting “seven million (7,000,000)” in its place.

2.  Section 4(c) of the Plan is hereby amended by deleting “500,000” from the third line thereof and inserting “600,000” in its place.

3. The Plan shall remain in full force and effect except as specifically amended herein.